€As filed with the Securities and Exchange Commission on May 26, 2009

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

QUICKLOGIC CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	1277 Orleans Drive Sunnyvale, CA 94089 (408) 990-4000	77-0188504
(State or other jurisdiction of incorporation or organization)	(Address, including zip code, of Registrant’s principal executive offices)	(I.R.S. Employer Identification No.)

2009 STOCK PLAN

2009 EMPLOYEE STOCK PURCHASE PLAN

(Full title of the plans)

Ralph S. Marimon

Chief Financial Officer

QuickLogic Corporation

1277 Orleans Drive

Sunnyvale, CA 94089

(408) 990-4000

(Name, address, and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.001 par value, issuable under QuickLogic’s 2009 Stock Plan	2,500,000	$1.29	(2)	$3,225,000	$179.96
Common Stock, $0.001 par value, issuable under QuickLogic’s 2009 Employee Stock Purchase Plan	2,300,000	$1.09	(3)	$2,507,000	$139.89
Total	4,800,000			$5,732,000	$319.85

(1)     This registration statement shall also cover any additional shares of common stock which become issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of common stock.

(2)     The proposed maximum offering price per share was determined pursuant to Rule 457(h) of the Securities Act of 1933, solely for purposes of calculating the registration fee, to be equal to $1.29 per share, the average of the high and low price of QuickLogic common stock, as reported on the NASDAQ Stock Market on May 19, 2009.

(3)     The proposed maximum offering price per share was determined pursuant to Rule 457(h) of the Securities Act of 1933, solely for purposes of calculating the registration fee, to be equal to $1.09 per share, the average of the high and low price of QuickLogic common stock, as reported on the NASDAQ Stock Market on May 19, 2009, multiplied by 85%, which is the percentage of the trading price applicable to purchases under the 2009 Employee Stock Purchase Plan.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

The following documents and information previously filed with the Securities and Exchange Commission (the “Commission”) by QuickLogic Corporation (the “Registrant”) are incorporated by reference herein:

1.     Annual Report on Form 10-K for the fiscal year ended December 28, 2008, filed with the Commission on March 11, 2009;

2.     Current Report on Form 8-K filed with the Commission on April 28, 2009 relating to the Company’s 2009 Stock Plan and the 2009 Employee Stock Purchase Plan; and

3.     The description of the common stock of the Registrant contained in Registration Statement on Form 8-A filed pursuant to Section 12 of the Securities Exchange Act of 1934 on October 12, 1999, including any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.  Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such earlier statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities

Not applicable.

Item 5. Interests of Named Experts and Counsel

Not applicable.

Item 6. Indemnification of Directors and Officers

The Registrant’s bylaws provide that the Registrant will indemnify its directors and officers and may indemnify its employees and other agents to the fullest extent permitted by Delaware General Corporation Law.  The Registrant’s bylaws allow the Registrant to purchase insurance for any person whom the Registrant is required or permitted to indemnify.  The Registrant has obtained a policy of directors’ and officers’ liability insurance that insures such persons against the cost of defense, settlement or payment of a judgment under certain circumstances.

The Registrant has entered into agreements with its directors and executive officers regarding indemnification.  Under these agreements, the Registrant will indemnify them against amounts actually and reasonably incurred in connection with an actual, or a threatened, proceeding if any of them may be made a party because of their role as one of the Registrant’s directors or officers.  The Registrant is obligated to pay these amounts only if the officer or director acted in good faith and in a manner that he or she reasonably believed to be in or not opposed to the Registrant’s best interests. With respect to any criminal proceeding, the Registrant is obligated to pay these amounts only if the officer or director had no reasonable cause to believe his or her conduct was unlawful.  The indemnification agreements also set forth procedures that will apply in the event of a claim for indemnification thereunder.

In addition, the Registrant’s certificate of incorporation provides that to the fullest extent permitted under Delaware General Corporation Law as the same exists or as may hereafter be amended, no director of the Registrant shall be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director.  This provision does not eliminate a director’s duty of care.  Each director will continue to be subject to liability for:

•      breach of the director’s duty of loyalty to the Registrant,

•      acts or omissions not in good faith or involving intentional misconduct or knowing violations of law,

•      acts or omissions that the director believes to be contrary to the Registrant’s best interests or the Registrant’s stockholders,

•      any transaction from which the director derived an improper personal benefit, and

•      for improper distributions to stockholders and loans to directors and officers.

This provision also does not affect a director’s responsibilities under any other laws, such as the federal securities laws or state or federal environmental laws.

Item 7. Exemption from Registration Claimed

Not applicable.

Item 8. Exhibits

Exhibit Number	Document

4.1	2009 Stock Plan. Incorporated by reference to QuickLogic’s Current Report on Form 8-K as Exhibit 10.24 filed on April 28, 2009.
4.2	2009 Employee Stock Purchase Plan. Incorporated by reference to QuickLogic’s Current Report on Form 8-K as Exhibit 10.25 filed on April 28, 2009.
5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation.
23.1	Consent of Independent Registered Public Accounting Firm.
23.2	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (contained in Exhibit 5.1).
24.1	Power of Attorney (see page II-5).

Item 9. Undertakings

(a)           The undersigned Registrant hereby undertakes:

(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

(2)           That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)           That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities: the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)            Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)           Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)          The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)          Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b)           The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)           Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, QuickLogic Corporation, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sunnyvale, State of California, on May 27, 2009.

QUICKLOGIC CORPORATION

By:	/s/ E. Thomas Hart
E. Thomas Hart,
Chairman of the Board and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints E. Thomas Hart and Ralph S. Marimon and each of them, acting individually, as his attorney-in-fact, with full power of substitution, for him and in any and all capacities, to sign any and all amendments to this registration statement on Form S-8 (including post-effective amendments) and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys-in-fact to any and all amendments to the registration statement.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ E. THOMAS HART	Chairman of the Board and Chief Executive Officer	May 27, 2009
E. Thomas Hart	(Principal Executive Officer)

/s/ RALPH S. MARIMON	Vice President, Finance and Chief Financial Officer	May 27, 2009
Ralph S. Marimon	(Principal Financial Officer and Principal Accounting Officer)

/s/ MICHAEL J. CALLAHAN	Director	May 27, 2009
Michael J. Callahan

/s/ MICHAEL R. FARESE	Director	May 27, 2009
Michael R. Farese

/s/ ARTURO KRUEGER	Director	May 27, 2009
Arturo Krueger

/s/ CHRISTINE RUSSELL	Director	May 27, 2009
Christine Russell

/s/ HIDE L. TANIGAMI	Director	May 27, 2009
Hide L. Tanigami

/s/ GARY H. TAUSS	Director	May 27, 2009
Gary H. Tauss

INDEX TO EXHIBITS

Exhibit Number	Document

4.1	2009 Stock Plan. Incorporated by reference to QuickLogic’s Current Report on Form 8-K as Exhibit 10.24 filed on April 28, 2009.
4.2	2009 Employee Stock Purchase Plan. Incorporated by reference to QuickLogic’s Current Report on Form 8-K as Exhibit 10.25 filed on April 28, 2009.
5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation.
23.1	Consent of Independent Registered Public Accounting Firm.
23.2	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (contained in Exhibit 5.1).
24.1	Power of Attorney (see page II-5).